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Exhibit 5.1

                             RICHARDSON & PATEL,LLP
                         10900 WILSHIRE BLVD. SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                            TELEPHONE (310) 208-1182
                            FACSIMILE (310) 208-1154

                               September 26, 2008


Aethlon Medical, Inc.
3030 Bunker Hill Street, Suite 4000
San Diego, California 92109

       Re:   Registration Statement on Form S-1 (the "Registration Statement")
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Ladies and Gentlemen:

We have acted as counsel to Aethlon Medical, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the resale to the public of 12,508,082 shares of the Company's common stock, $0.001 par value (the "Shares"), by certain selling shareholders.

In connection with rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and exhibits thereto; (b) the Company's Articles of Incorporation, as amended; (c) the Company's Bylaws, as amended; (d) certain records of the proceedings of the Board of Directors of the Company relating to the registration and the proposed issuance of the Shares; and (e) such statutes, records and other documents and matters as we have deemed necessary.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon that review and subject to the qualifications and limitations stated herein, we are of the opinion that each of (i) the 11,541,332 shares of common stock to be issued pursuant to the Warrants, when exercised in accordance with the terms of such Warrants, will be validly issued, fully paid and nonassessable; and (ii) the 966,750 outstanding shares of common stock to be sold by the selling shareholders are validly issued, fully paid and non-assessable under Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and all reported judicial decisions interpreting those laws.

We hereby consent to the use of this opinion in the Registration Statement filed with the Commission in connection with the registration of the Shares and to reference to our firm under the headings "Legal Matters" and "Interests of Named Experts and Counsel" in the Registration Statement and the prospectus included therein. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                                      /S/ RICHARDSON & PATEL LLP